EXHIBIT 21.1
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                          COMPTON PETROLEUM CORPORATION
                          -----------------------------

                              LIST OF SUBSIDIARIES
                              --------------------



o        Hornet Energy Ltd.

o        867791 Alberta Ltd.

o        99776 Alberta Ltd.

o Compton Petroleum, a general partnership managed by Compton Petroleum Corporation

o        Compton Petroleum (USA) Corporation